MediaOne Group, Inc.
Consolidated Domestic Cable Highlights-Pro Forma (1)
MediaOne
(UNAUDITED)
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                                                 Three
                                              Months Ended
                                                March 31,
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
Dollars in
millions                                    2000      1999         Percent
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Video Revenues
 Basic cable                                $  459    $  435         5.5%
 Premium                                        83        81         2.5
 Pay-per-view                                   14        22       (36.4)
 Advertising                                    54        41        31.7
 Equipment & installation                       49        47         4.3
 Other                                          (2)        3      (166.7)
                                            ------------------------------
Total Video
 Revenues                                      657       629         4.5

 Telephone and High Speed Data                  49        18       172.2
                                            ------------------------------
Total Broadband
Revenue                                     $  706    $  647         9.1%
                                            ==============================


Operating Cash Flow(2)
 Video (3)                                 $  265     $  258         2.7%
 Telephone and High Speed Data                 (4)       (21)       81.0
                                            ------------------------------
Total Operating
 Cash Flow                                 $  261     $  237        10.1%
                                            ==============================
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(1) Results reflect pro forma adjustments for acquisitions and dispositions.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives
    (e.g. systems improvements, call center consolidations, etc.)
(3) Includes Year 2000 costs of $7 for the three months ended
    March 31, 1999.
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